UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2008

ZULU ENERGY CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-52272	20-3281304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 17th Street, Suite 2300, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(720) 961-3255
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Zulu Energy Corp. (the “Company”) entered into a Sublease agreement with Unifi Capital Partners, LLC, as sublandlord, on June 25, 2008, for the lease of Suite No. 2300 located in the US Bank Tower located at 950 17th Street, Denver, Colorado 80202 (the “Denver Lease”), at which address the Company’s corporate office’s are located. The term of the lease began on July 1, 2008 and is month to month. The lease may be terminated by the sublandlord upon 45 days notice. Under the Denver Lease, the Company is obligated to pay $2,250 in rent per month and $80 per month for telephone and Internet service. The foregoing disclosure concerning the Denver Lease is qualified in its entirety by reference to the Sublease,  which was filed as Exhibit 10.17 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 19, 2008, and is incorporated herein by reference.

The Company entered into a commercial lease (the “Wyoming Lease”), effective February 1, 2008, with James W. Guercio as the landlord for the lease of a commercial building located at 122 North Main Street, Sheridan, Wyoming 82801 at which the Company’s Sheridan, Wyoming office is located (the “Wyoming Office”). The term of the lease is three years. Under the terms of the Wyoming Lease, the Company is obligated to pay rent on a monthly basis totaling $18,000 during the first year, $21,000 during the second year, and $24,000 during the third year. Under the lease, the Company is obligated to pay all utilities for the Wyoming Office. The foregoing disclosure concerning the Wyoming Lease is qualified in its entirety by reference to the lease, the form of which was filed as Exhibit 10.18 to the Quarterly Report on Form 10-Q filed with the SEC on August 19, 2008, and is incorporated herein by reference.

The description of the Amended and Restated 2008 Equity Incentive Plan in Item 5.02 below is incorporated into this Item 1.01 by reference.

Item 3.02.	Unregistered Sale of Equity Securities

The description of the grants of stock options by the Company to certain members of the Company’s Board of Directors (the “Board”) and certain of the Company’s executive officers and the grants of restricted stock units made by the Company to certain executive officers of the Company indicated in Item 5.02 below is incorporated into this Item 3.02 by reference. These securities were issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Financial Officer

On August 14, 2008, the Board appointed Mohamed H. Gova, the current Vice Chairman of the Board, to the additional position of Chief Financial Officer (“CFO”) of the Company. Mr Gova replaced James Hostetler as CFO of the Company. Mr. Hostetler continues to serve as Executive Vice President, Secretary and Treasurer of the Company. The information concerning Mr. Gova’s employment agreement and beneficial ownership information is available in the Current Report on Form 8-K filed with the SEC on July 10, 2008 and is incorporated into this Item 5.02 by reference. Mr. Gova’s biographical information, work experience and related disclosure is available in the Annual Report on Form 10-KSB/A filed with the SEC on April 29, 2008 and is incorporated into this Item 5.02 by reference.

Amended and Restated 2008 Equity Incentive Plan

On April 28, 2008, the Board adopted, subject to shareholder approval, the 2008 Equity Incentive Plan, which was disclosed in and filed as an exhibit to the Current Report on Form 8-K filed with the SEC on May 2, 2008. On August 14, 2008, the Board adopted, subject to shareholder approval, the Amended and Restated 2008 Equity Incentive Plan (the “Plan”), which amended certain aspects of the 2008 Equity Incentive Plan including increasing the authorized shares under the 2008 Equity Incentive Plan from 20 million shares of common stock to 30 million shares of common stock and clarifying the definition of change of control. The foregoing disclosure is qualified in its entirety by reference to the Plan, which was filed as Exhibit 10.10 to the Quarterly Report on Form 10-Q filed with the SEC on August 19, 2008, and is incorporated herein by reference.

Grant of Stock Options to Non-Employee Directors

On August 14, 2008, the Board approved, pursuant to the Plan, the grant of non-incentive stock options to purchase 1 million shares of common stock to each of Abdul Majeed Al Fahim, Alfred Dube and Pierre Besuchet, who are all members of the Board. The options are exercisable for five years from the date of grant but may not be exercised until the shareholders approve the amendment to the Company’s articles of incorporation, as amended, increasing the Company’s authorized shares of common stock to at least 150 million. The options have an exercise price of $1.00 per share. If any of the above directors resigns as a director of the Company or terminates his position as a director due to death or disability, he (or his estate as the case may be) will have three years to exercise the options following such termination, but in no event later than five years from the date of grant. The foregoing disclosure is qualified in its entirety by reference to the Form of Director Non-Incentive Stock Option Agreement, which was filed as Exhibit 10.13 to the Quarterly Report on Form 10-Q filed with the SEC on August 19, 2008, and is incorporated herein by reference.

Rescission of Restricted Stock

On August 14, 2008, the Board determined that (i) the 6,000,000 shares of restricted common stock previously granted to Paul Stroud, the Company’s Chief Executive Officer, Keith Reeves, the Company’s Vice President Exploration, and James Hostetler, the Company’s Executive Vice President, was not consistent with the terms of their employment agreements, (ii) did not reflect the intent of the parties to the employment agreements, (iii) was made in error and (iv) the grant should be rescinded and voided in its entirety. To correct this erroneous issuance, the Board approved the rescission and cancellation of these shares. These shares were cancelled by the Company and returned to the Company’s authorized capital.

Grant of Restricted Stock Units to Certain Executive Officers

On August 14, 2008, the Board approved the grant of restricted stock units (“RSUs”) pursuant to the Plan and pursuant to the terms of each of the foregoing officer’s employment agreements in the following amounts: (i) Paul Stroud, 2,050,000 RSUs, (ii) Keith Reeves, 2,050,000 RSUs and (iii) James Hostetler, 1,900,000 RSUs. In addition, the Board granted David Weisgerber, the Company’s Vice President of Operations, pursuant to the Plan and pursuant to the terms of Mr. Weisgerber’s employment agreement, 1,950,000 RSUs instead of shares of restricted stock, which were to be issued following the Company’s increase in its authorized shares of common stock. The foregoing grants of RSUs were made to comply with the terms of the employment agreement between the Company and each of Messrs. Stroud, Reeves, Hostetler and Weisgerber. Messrs. Stroud, Reeves and Hostetler’s employment agreements have been previously filed as exhibits to the Current Report on Form 8-K filed with the SEC on April 21, 2008. Mr. Weisgerber’s employment agreement was previously filed as an exhibit to the Current Report on Form 8-K filed with the SEC on May 28, 2008.

On August 14, 2008, the Board also approved the Form of Executive Officer Restricted Stock Unit Agreement (the “RSU Agreement”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Under the terms of the RSU Agreement and each officer’s employment agreement, the RSUs vest (i) 40% on January 1, 2009, (ii) 30% on January 1, 2010 and (iii) 30% on January 1, 2011. Provided, however, that pursuant to the terms of the officers’ employment agreements and the RSU Agreement, if an officer’s employment with the Company is terminated by the officer or by the Company for any reason (including the officer’s death or disability) other than for cause, all of the RSUs granted under the RSU Agreement will immediately vest. If the applicable officer’s employment with the Company is terminated for cause, any RSU that has not vested on the termination date will be forfeited by the officer. Upon a change of control any unvested RSUs will immediately become vested.

Each RSU represents the right to receive one share of the Company’s common stock. The Company is obligated to register for resale each share of common stock to be issued in settlement of an RSU under the federal and applicable state securities laws and to list each share for trading on each applicable exchange or similar market on which the Company’s common stock is traded. If the Company is unable to settle the RSUs in shares of common stock registered for resale, the Company is obligated to settle the applicable RSUs in cash. If, however, the officer is a specified employee (as defined in the RSU Agreement) on the date that his employment with the Company is terminated, any settlement of RSUs resulting from such termination will be made on the first day following the date that is six months after the date on which the officer’s employment was terminated. The officers are also entitled to receive, under the RSU Agreements, dividend equivalents in cash.

The foregoing disclosure is qualified in its entirety by reference to the Form of Executive Officer Restricted Stock Unit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Grant of Options to Certain Executive Officers

On April 15, 2008, the Company granted options to purchase 1,500,000 shares of the Company’s common stock (the “Original Options”) to Messrs. Stroud, Hostetler and Reeves pursuant to the terms of their employment agreements. The foregoing grant was made prior to the Board’s adoption, subject to shareholder approval, of an equity incentive plan. Pursuant to the terms of their employment agreements, the foregoing officers are entitled to exchange the Original Options for options that are issued under the Plan. On August 14, 2008, the Board approved the exchange of the Original Options with non-incentive stock options issued pursuant to the Plan. The Board also approved a Form of Executive Officer Stock Option Agreement (the “Stock Option Agreement”), which is filed as Exhibit 10.2 to this Current Report on Form 8-K. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2008, the Board previously approved the grant of options under the Plan to purchase 1,500,000 shares of common stock to David Weisgerber. It is intended by the Company that Mr. Weisgerber’s option grant will be memorialized using a slightly modified Stock Option Agreement.

Under the terms of the Stock Option Agreement, the officers were granted options to purchase 1,500,000 shares of common stock with an exercise price of $1.00 per share. The options are fully vested but may not be exercised until the Company has increased its authorized shares of common stock to 150 million and may be exercised for a period of five years from the date of grant of the Original Option, which was April 15, 2008. Pursuant to the terms of the officers’ employment agreements and the Stock Option Agreement, if an officer’s employment with the Company is terminated for any reason, he (or his estate as the case may be) will have three years to exercise the options following such termination not to exceed five years from the date of grant. Each share of common stock issued upon exercise of the options is required to be registered for resale under the federal and applicable state securities laws and listed on each applicable exchange or similar market on which the Company’s common stock is traded. The foregoing disclosure is qualified in its entirety by reference to the Form of Executive Officer Non-Incentive Stock Option Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Descriptions

10.1	Form of Executive Officer Restricted Stock Unit Agreement

10.2	Form of Executive Officer Non-Incentive Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZULU ENERGY CORP.

Dated: August 20, 2008	By:	/s/ Paul Stroud
Name: Paul Stroud
Title: Chief Executive Officer

Exhibit List

10.1	Form of Executive Officer Restricted Stock Unit Agreement

10.2	Form of Executive Officer Non-Incentive Stock Option Agreement